Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the American Locker Group Incorporated 1999 Stock Incentive Plan of our report dated February 20, 2002, with respect to the consolidated financial statements and schedule of American Locker Group Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                               /s/  Ernst & Young LLP


Buffalo, New York
April 17 , 2002